UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

CENTRAL SECURITIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

CENTRAL SECURITIES CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 23, 2016

     Notice is hereby given that the Annual Meeting of Stockholders of Central Securities Corporation will be held at The University Club, One West 54th Street, 7th Floor, New York, New York on Wednesday, March 23, 2016 at 10:30 A.M., for the following purposes:

1. To elect a board of seven directors;

2. To act upon a proposal to ratify the selection of KPMG LLP as the independent registered public accounting firm for the Corporation for the ensuing year;

3. To act upon a proposal to amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 shares to 40,000,000 shares; and

4. To act upon such other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on January 22, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting, and only stockholders of record on such date are entitled to vote on these matters at the meeting or any adjournment thereof.

By order of the Board of Directors,

Marlene A. Krumholz
Secretary

New York, New York
February 8, 2016

     A proxy is enclosed with this Notice and Proxy Statement. Please complete, SIGN and promptly return your proxy in the enclosed envelope. This will assure a quorum and save further solicitation costs.

PROXY STATEMENT

February 8, 2016

CENTRAL SECURITIES CORPORATION

630 FIFTH AVENUE
NEW YORK, NEW YORK 10111
(Tel. No. 212-698-2020)

     This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about February 8, 2016 in connection with the solicitation of proxies by the Board of Directors of Central Securities Corporation (the “Corporation”) for use at the Annual Meeting of Stockholders of the Corporation to be held on March 23, 2016, or any adjournment thereof (the “Meeting”). Properly executed proxies received by the Corporation prior to the Meeting will be voted in accordance with the specific voting instructions indicated on the proxy. If no instructions are specified, the shares will be voted FOR the nominees for director, FOR Proposal 2 and FOR Proposal 3. Any proxy may be revoked at any time before it is exercised at the Meeting by the delivery of written notice to the Secretary of the Corporation, by executing and delivering a later-dated proxy or by appearing and voting in person by ballot at the Meeting.

     The record date for stockholders entitled to vote at the Meeting is the close of business on January 22, 2016. On that date, the Corporation had outstanding 24,689,711 shares of Common Stock.

     The holders of the Corporation’s Common Stock shall be entitled to one vote per share. The presence, in person or by proxy, of a majority of the issued and outstanding stock of the Corporation shall constitute a quorum for the transaction of business at the Meeting.

VOTING PROCEDURES

     The election of directors (Proposal 1) requires the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to so vote. Shares of Common Stock represented by proxies which are marked “withhold authority” with respect to the election of any one or more nominees for election as director will not be voted with respect to the nominee or nominees so indicated. The ratification of the selection of the independent registered public accounting firm of the Corporation (Proposal 2) requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to so vote. The approval of the amendment of the Certificate of Incorporation to increase the authorized number of shares of Common Stock (Proposal 3) requires the affirmative vote of the majority of the outstanding shares of Common Stock. Shares of Common Stock represented by proxies which are marked “abstain” with respect to Proposal 2 and

Proposal 3 will be counted for the purpose of determining the number of shares present and entitled to vote, and shall therefore have the same effect as if the shares represented thereby were voted against such matter. Broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and such nominee does not possess or choose to exercise his discretionary authority with respect thereto) will be treated as present for purposes of determining a quorum but not entitled to vote at the Meeting for the purpose of determining the number of votes needed with respect to each item to be voted upon, and shall therefore have no effect on Proposal 1 and Proposal 2 but will have the same effect as a vote against Proposal 3.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, OF NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, AND OF EXECUTIVE OFFICERS

     The following table sets forth information based on data provided to the Corporation, as of December 31, 2015, regarding the share ownership of each person who is known to the Corporation to have been a beneficial owner of more than five percent of the Common Stock of the Corporation, of each nominee for election to the Board of Directors of the Corporation, of certain executive officers, and of all directors and executive officers as a group:

Name of Nominee to the Board of Directors, Officer, or Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Nominees to the Board of Directors:
L. Price Blackford	6,681		(2)
Simms C. Browning	15,141		(2)
Donald G. Calder	90,015	(3)	(2)
David C. Colander	12,012		(2)
Jay R. Inglis	4,266		(2)
Wilmot H. Kidd	2,634,325	(5)(7)	10.6
C. Carter Walker, Jr	360,625	(6)(7)	1.5
Other officers:
Marlene A. Krumholz	7,874		(2)
Andrew J. O’Neill	63,512		(2)
Lawrence P. Vogel	5,637		(2)
All directors and officers
as a group	2,899,220	(7)	11.7
Other beneficial owners:
The Endeavor Foundation, Inc. (4)	8,482,473		34.2
1060 Park Avenue
New York, New York 10128
Mrs. Wilmot H. Kidd	2,634,325	(5)(7)	10.6
1060 Park Avenue
New York, New York 10128

(Footnotes on following page)

(Footnotes for table on previous page)

     The address of each nominee to the Board of Directors and Officer is c/o Central Securities Corporation, 630 Fifth Avenue, New York, New York, 10111.

     (1) Except as otherwise indicated, to the Corporation’s knowledge the beneficial owner had sole investment power and sole voting power with respect to the shares shown opposite the name of such beneficial owner.

     (2) As calculated on the basis of 24,770,073 shares of Common Stock outstanding on December 31, 2015, Messrs. Blackford, Browning, Calder, Colander, Inglis, O’Neill, Ms. Krumholz and Mr. Vogel each owned less than 1 percent of the outstanding Common Stock.

     (3) Includes 11,968 shares of Common Stock owned by Mr. Calder’s wife and 9,949 shares of Common Stock owned by the Donald Grant and Ann Martin Calder Foundation (the “Calder Foundation”). Mr. Calder is the President and Treasurer of the Calder Foundation. He disclaims beneficial ownership of all such shares.

     (4) Mrs. Wilmot H. Kidd, whose husband is the President of the Corporation, is President and a Trustee of The Endeavor Foundation, Inc.

     (5) An aggregate of 2,634,325 shares of Common Stock are included in the shares beneficially owned by each of Mr. and Mrs. Kidd. The shares set forth for each of Mr. and Mrs. Kidd include 430,456 shares of Common Stock owned by Mr. Kidd as to which Mr. and Mrs. Kidd had shared investment power and shared voting power and as to which Mrs. Kidd disclaims beneficial ownership; 906,704 shares of Common Stock owned by Mrs. Kidd or held in trusts for her benefit as to which Mr. and Mrs. Kidd had shared investment power and shared voting power and as to which Mr. Kidd disclaims beneficial ownership; and 1,225,938 shares of Common Stock held in trusts or LLCs for the benefit of Mr. and Mrs. Kidd’s children and other family members as to which Mr. and Mrs. Kidd had shared investment power and shared voting power and as to which Mr. and Mrs. Kidd disclaim beneficial ownership. The shares set forth for each of Mr. and Mrs. Kidd also include 25,925 shares of Common Stock held in trust for the benefit of the children of Mr. C. Carter Walker, Jr. as to which Mr. Kidd had shared investment power and shared voting power and as to which Mr. and Mrs. Kidd disclaim beneficial ownership.

     (6) Includes 300,868 shares of Common Stock held in trust for the benefit of Mrs. Wilmot H. Kidd or her children as to which Mr. Walker had shared investment power and shared voting power. Mr. Walker disclaims beneficial ownership of all such shares.

     (7) The 300,868 shares of Common Stock described in Note (6) are included in the shares beneficially owned by each of Mr. Kidd, Mrs. Kidd and Mr. Walker.

VALUE OF BENEFICIAL SHARE OWNERSHIP BY DIRECTORS

     The dollar range of the value of equity securities of the Corporation beneficially owned by each director as of December 31, 2015 is as follows:

Dollar Range of
Independent Directors	Share Ownership
L. Price Blackford	Over $100,000
Simms C. Browning	Over $100,000
Donald G. Calder	Over $100,000
David C. Colander	Over $100,000
Jay R. Inglis	$50,001 – $100,000
C. Carter Walker, Jr.	Over $100,000

Interested Director
Wilmot H. Kidd	Over $100,000

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s executive officers, directors and persons who own more than ten percent of a registered class of the Corporation’s equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     To the Corporation’s knowledge, based solely on review of copies of such reports furnished to the Corporation and written representations from reporting persons that no other such reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with in 2015.

PROPOSAL 1. ELECTION OF DIRECTORS

     The Board of Directors nominates, based on the recommendation of the Corporation’s Compensation and Nominating Committee, seven directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors seeks as directors individuals who have high integrity, business acumen, maintain an owner-oriented attitude and possess a genuine interest in the Corporation. The Board of Directors has nominated and recommends for election Mr. L. Price Blackford, Mr. Simms C. Browning, Mr. Donald G. Calder, Mr. David C. Colander, Mr. Jay R. Inglis, Mr. Wilmot H. Kidd and Mr. C. Carter Walker, Jr. All of the nominees have consented to become directors and all were elected at the last Annual Meeting of Stockholders.

     Duly authorized proxies will be voted for the above-listed nominees. If any nominee for director is unable or declines to serve, for any reason not now foreseen, the discretionary authority provided in the proxy will be exercised to vote for a substitute. Information about the nominees, including positions with the Corporation and directorships of public corporations during the past five years, is set forth below. This information includes the experience, qualifications and skills that each individual brings to the Board.

Interested Director:

     Wilmot H. Kidd, age 74, has been a director of the Corporation since 1972. He has served as its President since 1973 and in addition to his duties as President, became Chairman of the Board of Directors in 2010. Mr. Kidd has been a director of Silvercrest Asset Management Group Inc. since 2011. Mr. Kidd is primarily responsible for the Corporation’s investments and research. Mr. Kidd has provided guidance to the Corporation and brings to the Board an understanding of the Corporation and its strategy acquired through more than forty years of involvement with the Corporation.

Independent Directors:

     L. Price Blackford, age 64, has been a director of the Corporation since 2012. He currently serves as the Corporation’s Lead Independent Director. He has been a Managing Director with Scott-Macon, Ltd, an investment bank, since 2013. He was a Senior Advisor with Sagent Advisors LLC, an investment bank, from 2010 to 2013 and was a Managing Director with Sagent Advisors prior thereto. Mr. Blackford brings to the Board experience in mergers and acquisitions, recapitalizations, financing and general corporate finance advisory activities.

     Simms C. Browning, age 75, has been a director of the Corporation since 2005. Mr. Browning retired in 2003 following a 33-year career with Neuberger Berman, LLC, an asset manager, where he served as a Vice President in research, sales and asset management capacities. He is a certified financial analyst. Mr. Browning brings to the Board extensive experience in research and investing.

     Donald G. Calder, age 78, has been a director of the Corporation since 1982. Mr. Calder has been the Chairman of Clear Harbor Asset Management, LLC since 2010 after a 45-year affiliation with G.L. Ohrstrom & Co., a private investment firm, where he served as President. Mr. Calder served as a director of Brown-Forman Corporation until 2010, Carlisle Companies, Inc. until 2009 and Roper Technologies, Inc. until 2008. Mr. Calder brings to the Board knowledge of private equity investing. In addition, Mr. Calder’s prior service on other public company boards provides him with valuable experience.

     David C. Colander, age 68, has been a director of the Corporation since 2009. Mr. Colander has been a Professor of Economics at Middlebury College since 1982. He has authored or co-authored numerous economics textbooks and articles. Mr. Colander brings to the Board insight with respect to general economic conditions.

     Jay R. Inglis, age 81, has been a director of the Corporation since 1973. He is currently retired after a long career as an attorney in the insurance industry. From 2006 to 2014, he was Vice President and General Counsel for International Claims Management, Inc., an insurance management company. Prior thereto, he was Executive Vice President of National Marine Underwriters, an insurance management company. Mr. Inglis has a broad perspective based on his tenure on the Corporation’s Board as well as his experience as a lawyer, investment banker and insurance executive.

     C. Carter Walker, Jr., age 81, has been a director of the Corporation since 1974. Mr. Walker is currently retired. He is a private investor with over forty years of banking and investment experience. He provides insight based on his years of experience on the Corporation’s Board.

     The Board believes that each Director’s experience, qualifications, attributes and skills should be evaluated on an individual basis and in consideration of the perspective such Director brings to the entire Board, with no single Director, or particular factor, being indicative of Board effectiveness.

Board Composition and Leadership Structure

     Currently, all of the directors are independent except Mr. Kidd, who is an “interested person” as defined under the Investment Company Act of 1940, as amended (the “Act”). Mr. Kidd is the Chairman of the Board of Directors in addition to his position as President of the Corporation. The Board has also designated a Lead Independent Director who presides over executive sessions of the Directors and serves between meetings as a liaison between the Directors and management on various matters, including determining agenda items for Board meetings. Currently, Mr. Blackford serves as the Lead Independent Director; however, the individual designated as Lead Independent Director may rotate from time to time. The Board holds executive sessions, without interested Directors or members of management, at least quarterly.

     The Board has determined that its current leadership structure is appropriate because it enables the Board to exercise informed and independent judgment through a leader who is directly accountable to the Board. Mr. Kidd’s extensive knowledge of the Corporation together with his strategic abilities provides the Board with strong leadership and helps improve the efficiency of decision making by the Board. The Board believes that this leadership structure is in the best interest of the Corporation and its stockholders at this time in light of Mr. Kidd’s unique qualifications, and that the appropriate leadership structure is a matter that should be discussed and determined by the Board from time to time based on all of the then-existing facts and circumstances.

Board Committees and Meetings

     The Board of Directors held eight regular meetings in 2015. All directors attended at least 75 percent of the meetings of the Board of Directors and meetings of the committees on which they served during the period they served as directors. The Board of Directors maintains an Audit Committee and a Compensation and Nominating Committee. Both the Audit Committee and the Compensation and Nominating Committee consist of Messrs. Blackford, Browning, Calder, Colander, Inglis and Walker, each of whom are independent as defined in Section 803(A) of the NYSE MKT exchange’s listing standards and none of whom are “interested persons” as defined under the Act.

     The Audit Committee assists the Board of Directors by overseeing the accounting and financial reporting process of the Corporation and the audits of its financial statements. It operates subject to a charter which has been reviewed by the Audit Committee and approved and adopted by the Board of Directors. The Audit Committee charter may be viewed on the Corporation’s website at www.centralsecurities.com. The Audit Committee met twice during 2015.

     The Compensation and Nominating Committee is responsible for the review and recommendation of candidates for the Board of Directors. In addition to these responsibilities, the Compensation and

Nominating Committee administers the Corporation’s 2012 Incentive Compensation Plan and reviews and approves the compensation of the officers of the Corporation. The Compensation and Nominating Committee operates pursuant to the terms of a charter which may be viewed on the Corporation’s website at www.centralsecurities.com. The Compensation and Nominating Committee met twice during 2015.

     The Compensation and Nominating Committee considers director nominee recommendations by stockholders provided that the names of such nominees, accompanied by relevant biographical information, are submitted in writing to the Secretary of the Corporation. Any such recommendation must be accompanied by a written statement from the individual indicating his or her consent to be named as a candidate, and, if nominated and elected, willingness to serve as director.

     The process that the Compensation and Nominating Committee uses in reviewing and recommending candidates includes identifying, through soliciting, recruiting and interviewing, candidates who meet the current needs of the Board. The Compensation and Nominating Committee does not have any specific minimum qualifications that must be met by a nominee. The Compensation and Nominating Committee considers, among other things, an individual’s judgment, background and experience. Each Director should have very high integrity, the ability to work constructively with others, business acumen, an owner-oriented attitude and a genuine interest in the Corporation. With respect to nomination of continuing directors, the individual’s past service to the Board is also considered. Each Director should have sufficient time available to devote to the affairs of the Corporation and should be free of any conflict which would interfere with the proper performance of the responsibilities of a Director. The independence requirements of the NYSE MKT and whether the individual is an “interested person” under the Act are also considered. The Compensation and Nominating Committee does not have a formal policy regarding the consideration of diversity of Board candidates. There are no differences in the manner in which the Compensation and Nominating Committee evaluates stockholder-recommended director nominees.

Oversight Responsibilities

     The Corporation’s operations entail a variety of risks including investment, administration, valuation and compliance matters. Although management of the Corporation is responsible for managing these risks on a day-to-day basis, the Board also addresses these risks as part of its regular meetings. In particular, as part of its general oversight, the Board reviews with management the risks being undertaken by the Corporation. The Audit Committee discusses the Corporation’s financial reporting and internal controls with management and the independent registered public accounting firm engaged by the Corporation. The Board reviews valuation policies and procedures and considers the valuation of illiquid securities. The Board’s oversight function is facilitated by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and the controls, policies and procedures to mitigate those risks. The Corporation believes that its leadership structure enhances risk oversight.

Stockholder Communications

     Stockholders may send written communications to any member of the Board of Directors c/o Corporate Secretary, Central Securities Corporation, 630 Fifth Avenue, New York, New York, 10111. All communications will be compiled by the Corporate Secretary and submitted to the applicable director.

     Each of the Corporation’s directors is encouraged to attend the annual meeting of stockholders in person. All of the Corporation’s directors attended the Corporation’s 2015 Annual Meeting.

The Board of Directors recommends a vote FOR the election of each of the seven nominees for Directors.

EXECUTIVE OFFICERS OF THE CORPORATION

     The executive officers of the Corporation are Mr. Wilmot H. Kidd, President, Ms. Marlene A. Krumholz, Vice President and Secretary, Mr. Andrew J. O’Neill, Vice President, and Mr. Lawrence P. Vogel, Vice President and Treasurer. Information concerning Mr. Kidd is given above under “Election of Directors.” Ms. Krumholz, 52, was elected Secretary in 2001 and Vice President in 2009. Mr. O’Neill, 43, joined the Corporation in 2009 and was elected Vice President in 2011. Mr. Vogel, 59, joined the Corporation in 2009 and was elected Vice President in 2009 and Treasurer in 2010. Executive officers serve as such until the election of their successors.

COMPENSATION

     The table below sets forth for all directors and for each of the four highest-paid executive officers the aggregate compensation received from the Corporation for 2015 for services in all capacities:

Name of Person, Position	Aggregate Compensation (1)	Stock Awards (2)		Pension or Retirement Benefits Accrued as Part of Expenses (3)
L. Price Blackford
Director	$42,385	$11,135	(5)	—
Simms C. Browning
Director	38,385	11,135	(5)	—
Donald G. Calder
Director	38,635	11,135	(5)	—
David C. Colander
Director	39,885	11,135	(5)	—
Jay R. Inglis
Director	38,385	11,135	(5)	—
C. Carter Walker, Jr.
Director	37,635	11,135	(5)	—
Wilmot H. Kidd
President and Chairman (4)	900,000	—		$39,750
Andrew J. O’Neill
Vice President	804,250	102,106	(6)	39,750
Marlene A. Krumholz
Vice President and Secretary	394,185	19,185	(6)	39,750
Lawrence P. Vogel
Vice President and Treasurer	394,185	19,185	(6)	39,750

(Footnotes on following page)

(Footnotes for table on previous page)

     (1) Includes stock awards paid during 2015, which are reflected in the column “Stock Awards.”

     (2) The grant date fair value of the stock awards paid during 2015 was the average of the high and the low trading price of the Corporation’s stock on the date that the award was issued. For a discussion of the assumptions used in valuing the stock awards shown in this column, and the related accounting treatment, please see Note 8 to the Corporation’s financial statements for the year ended December 31, 2015.

     (3) Represents contributions to the Corporation’s 401(k) Profit Sharing Plan.

     (4) All remuneration received by Mr. Kidd was in his capacity as President of the Corporation.

     (5) This amount reflects the grant date fair value for the 500 shares of unrestricted Common Stock of the Corporation granted to each independent director under the Corporation’s 2012 Incentive Compensation Plan upon election to the Board of Directors at the Corporation’s annual meeting in 2015.

     (6) This amount reflects the grant date fair value of stock awards paid during 2015 to identified executive officers under the 2012 Incentive Compensation Plan. Mr. O’Neill, Ms. Krumholz and Mr. Vogel were granted 4,838 shares, 1,000 shares and 1,000 shares, respectively, of unrestricted Common Stock of the Corporation.

     Each director who is not an officer is paid an annual retainer of $16,000, a fee of $1,000 for each Board of Directors meeting attended in person and $750 for participating in a Board of Directors meeting by telephone. In addition, upon initial election to the Board of Directors, and following election at each annual meeting of stockholders, each director who is not an officer receives 500 shares of unrestricted Common Stock of the Corporation. Each member of the Audit Committee and the Compensation and Nominating Committee receives an additional payment of $1,000 for each committee meeting attended in person and $750 for participating in a committee meeting by telephone. The Lead Independent Director is paid an additional annual retainer of $5,000. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings.

GRANTS OF PLAN-BASED AWARDS UNDER THE 2012 INCENTIVE COMPENSATION PLAN

     The following table presents information regarding grants of awards under the Corporation’s 2012 Incentive Compensation Plan, which is described below, to the executive officers listed in the above compensation table during 2015:

Name	Grant date	Stock awards; number of shares of stock or units	Grant date fair value of stock awards (3)
Andrew J. O’Neill	July 23, 2015	4,838(1)	$102,106
Marlene A. Krumholz	December 16, 2015	1,000(2)	$ 19,185
Lawrence P. Vogel	December 16, 2015	1,000(2)	$ 19,185

     (1) On July 23, 2015, Mr. O’Neill, was granted 4,838 shares of unrestricted Common Stock of the Corporation.

     (2) On December 16, 2015, Ms. Krumholz and Mr. Vogel were each granted 1,000 shares of unrestricted Common Stock of the Corporation.

     (3) The grant date fair value of the stock awards made during 2015 was the average of the high and the low trading price of the Corporation’s stock on the date that the award was granted.

Description of the 2012 Incentive Compensation Plan

     In 2012, the Board of Directors adopted an incentive compensation plan for the Corporation, titled the 2012 Incentive Compensation Plan (the “Plan”). The Plan was approved by stockholders at the 2012 Annual Meeting.

Administration

     The Plan is administered by the Compensation and Nominating Committee (the “Committee”). The Committee has general responsibility to ensure that the Plan is operated in a manner that serves in the best interests of the Corporation’s stockholders. Prior to making any grants of awards, but at least annually, the Committee reviews the potential impact that the grant, exercise or vesting of awards could have on the Corporation’s earnings and net asset value per share. The Committee also maintains adequate procedures and records relating to that review.

Eligible Participants

     The Committee approves and recommends to the Board, and the Board has full and final authority to ratify, the Corporation’s officers and employees selected to receive awards under the Plan. The individuals who receive grants under the Plan are referred to as a “Participant” individually and collectively as “Participants.” All of the Corporation’s full-time employees are eligible to participate in the Plan. In addition, all non-employee directors of the Corporation are eligible to participate in the Plan and will receive awards as described below under “Non-Employee Director Awards.”

Available Shares

     The Corporation has reserved and has made available for use 1,000,000 shares of the Corporation’s Common Stock, which was approximately four percent of the Corporation’s Common Stock outstanding on the effective date of the Plan. During the year ended December 31, 2015, 10,438 shares of Common Stock were awarded under the Plan and 8,444 shares were issued after giving effect to shares withheld for income taxes. As of December 31, 2015, 965,361 shares were available for future grants under the Plan.

     No single Participant may be granted awards relating to more than 35 percent of the shares of the Corporation’s Common Stock reserved for issuance under the Plan. In addition, the Plan limits the total number of shares that may be awarded to any single Participant in any 36-month period in connection with all types of awards to 250,000 shares of Common Stock.

Awards

The Plan permits the Committee to grant the following types of awards:

     • Bonus stock;

     • Restricted stock;

     • Restricted stock units;

     • Cash awards.

     In addition, the Plan permits dividend equivalents to be awarded in connection with any award under the Plan while the awards are outstanding or otherwise subject to a restriction. The Plan permits the Committee to prescribe in an award agreement any other terms and conditions of that award. As described below, the Committee may designate any award under the Plan as a performance award subject to performance conditions. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Internal Revenue Code Section 162(m), which provides that compensation in excess of $1 million to certain officers of a public company is not deductible for income tax purposes unless it qualifies as “performance-based compensation.”

     The types of awards are described more fully below. Grants to non-employee directors are limited to those described below. See “Non-Employee Director Awards.”

     Bonus Stock. The Plan permits the Committee to make grants of bonus stock. Except as otherwise determined by the Committee, bonus stock will vest immediately and shall not be subject to any restrictions.

     Restricted Stock. The Plan permits the Committee to make grants of shares of the Corporation’s Common Stock as restricted stock. Restricted stock is stock that is subject to restrictions on transferability, risk of forfeiture and/or other restrictions. A Participant who receives restricted stock will have all the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends, unless the Participant is limited by the terms of the Plan or any award agreement relating to the restricted stock. Except as otherwise determined by the Committee, during the period of restriction, the Participant may not sell, transfer, pledge, hypothecate, margin or otherwise encumber the restricted stock.

     Restricted Stock Units. The Plan permits the Committee to make grants of restricted stock units to Participants. Restricted stock units represent rights to receive stock and are subject to certain restrictions and a risk of forfeiture.

     Cash Awards. The Plan permits the Committee to make grants of awards paid in cash. Cash awards in excess of the limitations for deductibility under Internal Revenue Code Section 162(m) may be granted only upon the attainment of performance goals specified by the Committee. The Committee may substitute shares of Common Stock for all or a portion of the cash payment otherwise required to be made pursuant to a cash award. Cash awards to any one Participant may not exceed $3,000,000 with respect to any fiscal year.

     Performance Awards. The Plan permits the Committee to make any award under the Plan subject to performance conditions. The Corporation may pay performance awards in cash or shares of the Corporation’s Common Stock. The grant, exercise and/or settlement of performance awards will be contingent upon achievement of pre-established performance goals, unless the Committee determines that a performance award is not intended to qualify as “performance-based compensation” for purposes of Internal Revenue Code Section 162(m).

     Forfeiture of Awards. Shares of Common Stock subject to an award under the Plan that are cancelled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares to the Participant, plus the number of shares withheld or surrendered in payment of any taxes relating to any award will again be available for awards under the Plan, except if such shares could not again be available to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for awards to Participants who are not subject to such limitation.

Non-Employee Director Awards

     Immediately following each annual meeting of stockholders, each non-employee director who is elected a director at, or who was previously elected and continues as a director after, that annual meeting shall receive an award of 500 shares of vested bonus stock of the Corporation. A non-employee director who is first elected to the Board of Directors other than at an annual meeting will also receive an award of 500 shares of vested bonus stock at the date of his or her election.

Operation of the Plan

     Under the Plan, the Committee, subject to ratification by the Board, may grant awards (except for non-employee director awards) either alone or in addition to, or in substitution or exchange for any other award or any award granted under another plan of the Corporation or any subsidiary of the Corporation.

401(k) Profit Sharing Plan

     The Corporation maintains a 401(k) Profit Sharing Plan (the “Profit Sharing Plan”). Generally, all salaried employees of the Corporation are eligible to participate in the Profit Sharing Plan. Employees are able to make pre-tax or after-tax contributions from their compensation to the Profit Sharing Plan, subject to Internal Revenue Code limitations. In addition, the Profit Sharing Plan allows contributions by the Corporation from its profits of up to 25 percent of an employee’s compensation. The Corporation has agreed to contribute at least three percent of each participant’s qualifying compensation to the Profit Sharing Plan, which is immediately vested. For the year ended December 31, 2015, the Corporation contributed 15 percent of employee compensation to the Profit Sharing Plan, subject to Internal Revenue Code limitations. Each participant’s contributions received from the Corporation in excess of three percent vest after three years of employment. Under the Profit Sharing Plan, each employee is permitted to invest the assets in his account in the capital stock of one or more investment companies from a selection provided by the Plan Administrator.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed the audited financial statements of the Corporation for the year ended December 31, 2015, and has met with management and KPMG LLP, the Corporation’s independent registered public accounting firm, to discuss the audited financial statements.

     The Audit Committee received from KPMG LLP written disclosures regarding its independence and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), and has discussed with KPMG LLP its independence. In connection with its review, the Audit Committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the PCAOB.

     Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Corporation’s auditors are “independent.”

     Based on its review and discussions with management and KPMG LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report to Stockholders for the year ended December 31, 2015.

Members of the Audit Committee are:

L. Price Blackford
Simms C. Browning
Donald G. Calder
David C. Colander
Jay R. Inglis
C. Carter Walker, Jr.

PROPOSAL 2. RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     Pursuant to its charter, the Audit Committee is responsible for recommending the selection, approving the compensation and overseeing the independence, qualifications and performance of the independent accountants. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. In assessing requests for services by the independent accountants, the Audit Committee considers whether such services are consistent with the auditor’s independence; whether the independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the Corporation; and whether the service could enhance the Corporation’s ability to manage or control risk or improve audit quality. The Audit Committee may delegate pre-approval authority to one or more of its members. Any pre-approvals by a member under this delegation are to be reported to the Audit Committee at its next scheduled meeting.

Audit Fees and Services

     During the last two fiscal years, the Corporation engaged KPMG LLP for its services as follows:

	2015		2014
Audit fees	$84,000	(1)	$79,500	(1)
Audit-related fees	—		—
Tax fees	20,000	(2)	19,000	(2)
All other fees	—		—
Total	$104,000		$98,500

_______________
(1)	Includes fees for review of the semi-annual report to stockholders and audit of the annual report to stockholders.
(2)	Includes fees for services performed with respect to tax compliance and tax planning.

     All of the services provided by KPMG LLP for fiscal years 2015 and 2014 (described in the footnotes to the table above) and related fees were approved in advance by the Audit Committee.

     At a meeting held January 27, 2016, a majority of the directors who were not “interested persons” (as defined under the Act) selected KPMG LLP to act as independent registered public accountants for the Corporation during 2016. A representative of KPMG LLP is not expected to be present at the Meeting.

     Stockholders are invited to ratify the selection of KPMG LLP as the independent registered public accounting firm of the Corporation for the year 2016. KPMG LLP has no direct or material indirect financial interest in the Corporation other than its employment in such capacity.

     The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 3. AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED NUMBER OF
SHARES OF COMMON STOCK

     The Corporation’s authorized capital stock currently consists of 30,000,000 shares of Common Stock, par value $1 per share and 4,000,000 shares of Convertible Preference Stock, without par value. On December 31, 2015, 24,770,073 shares of Common Stock were outstanding and 965,361 shares were reserved for issuance pursuant to the Corporation’s 2012 Incentive Compensation Plan. There were no shares of Convertible Preference Stock outstanding.

     For many years, the Corporation has declared year-end dividends in stock with an option to the stockholder to elect cash instead. The Board of Directors anticipates that the number of shares of Common Stock issued in payment of future dividends to stockholders, net of any shares repurchased by the Corporation, may at some point in the next several years exceed the current number of authorized but unissued shares of such Common Stock. Since the exact point in time cannot be predicted and the cost of holding a special meeting of stockholders can be avoided by including the proposal for action at this annual meeting, the Corporation will be able to continue to offer stockholders the opportunity to receive dividends in additional shares without either interruption or needless expense. The Board of Directors deems it advisable to amend Article Fourth of the Corporation’s Articles of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 shares to 40,000,000 shares. The proposed amendment will not affect the number of authorized shares of Convertible Preference Stock but will replace the first sentence of Article Fourth of the Certificate of Incorporation with the following sentence: “The total number of shares which this Corporation shall have authority to issue is Forty Four Million (44,000,000), of which Four Million (4,000,000) shares without par value shall be Convertible Preference Stock, and of which Forty Million (40,000,000) shares with the par value of One Dollar ($1) per share shall be Common Stock.” The Corporation last increased its authorized shares in 1998. The Board of Directors has no understandings, agreements, arrangements, or plans with respect to the issuance of the Common Stock to be newly authorized.

     The additional shares of Common Stock that would be authorized by the proposed amendment would have the same rights and privileges and otherwise be identical to the shares of Common Stock currently authorized and outstanding. As such, the proposed amendment will not have any immediate effect on the rights of existing stockholders. However, our Board of Directors will have the authority to issue authorized Common Stock without further authorization by the stockholders of the Corporation, except as may be required by applicable law or NYSE MKT rules.

     To effect the amendment of Article Fourth of the Certificate of Incorporation increasing the authorized amount of Common Stock, it is necessary that such amendment receive the affirmative vote of a majority of all of the outstanding shares of Common Stock. If the proposed amendment is adopted by the stockholders, the amendment will become effective on the date the amended Certificate of Incorporation is filed with the Secretary of the State of Delaware.

The Board of Directors recommends a vote FOR this proposal.

OTHER MATTERS

     The Board of Directors knows of no other matters which may properly be, and are likely to be, brought before the Meeting. However, if any proper matters are brought before the Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote thereon according to their best judgment.

2017 STOCKHOLDER PROPOSALS

     Any stockholder proposals for inclusion in the Corporation’s proxy statement for the 2017 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934 (“Rule 14a-8 proposals”) must be received by the Corporation at its office at 630 Fifth Avenue, New York, New York 10111 on or prior to October 11, 2016.

     Pursuant to Rule 14a-4 of the Securities and Exchange Act of 1934, the Corporation will have discretionary voting authority with respect to any non-Rule 14a-8 proposals for the 2017 Annual Meeting of Stockholders that are not received by the Corporation on or prior to December 25, 2016.

MISCELLANEOUS

     The Corporation will pay all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Corporation may also solicit proxies by telephone or personal interview. The Corporation will request brokers, banks and nominees who hold stock in their names to furnish this proxy material to the beneficial owners thereof and to solicit proxies from them, and will reimburse such brokers, banks and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

     A copy of the Annual Report including financial statements for the year ended December 31, 2015 is enclosed.

     Please date, sign and return the enclosed proxy at your earliest convenience. No postage is required for mailing in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON MARCH 23, 2016

     This Proxy Statement and the Annual Report are available free of charge on the Corporation’s website at www.centralsecurities.com/financialreports.cfm.

Central Securities Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all nominees listed and FOR Proposals 2 and 3.

1. Election of Directors: For Withhold For Withhold For Withhold

01 - L. Price Blackford 02 - Simms C. Browning 03 - Donald G. Calder

04 - David C. Colander 05 - Jay R. Inglis 06 - Wilmot H. Kidd

07 - C. Carter Walker, Jr.

For Against Abstain

2. Ratification of the appointment of KPMG LLP as independent registered public accounting firm for 2016.

3. Approval of amendment to Certificate of Incorporation 4. In their discretion, upon such other matters as may properly increasing the number of shares of Common Stock. come before the meeting or any adjournments thereof.

B Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Central Securities Corporation

Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting March 23, 2016

The undersigned hereby appoints WILMOT H. KIDD and MARLENE A. KRUMHOLZ, and each of them, as attorneys with power of substitution, to represent the undersigned at the annual meeting of stockholders of Central Securities Corporation to be held at The University Club, One West 54th Street, 7th Floor, New York, New York on March 23, 2016 at 10:30 o’clock A.M., and at any adjournment thereof, on all matters which may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR election of directors and FOR Proposals 2 and 3.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)